UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NATURAL ALTERNATIVES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NATURAL ALTERNATIVES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, December 7, 2023
Time:	11:00 AM Pacific Time
Place:	https://meetnow.global/MTN9ADW

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Natural Alternatives International, Inc. We are holding this year’s Annual Meeting solely online via live webcast. You will not be able to attend physically in person. You will be able to attend the Annual Meeting online, listen to the Meeting, vote your shares electronically and submit your questions prior to and during the meeting.

You may attend the meeting by visiting: https://meetnow.global/MTN9ADW at the date and time of the meeting.

If you own your shares through our transfer agent, Computershare, follow the instructions on your proxy card to access the meeting. No advance registration is necessary.

If you do not hold your shares with our transfer agent Computershare, you have two options to attend the Annual Meeting.

1)

Registration in advance of the Annual Meeting

To register, submit proof of your Natural Alternatives International common stock holdings along with your name and email address to our transfer agent by email to: legalproxy@computershare.com, or by mail to Computershare, Natural Alternatives International, Inc., Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

2)

Registration at the Annual Meeting

You may register online at the Annual Meeting to attend, ask questions, and vote. We expect that the vast majority will be able to fully participate using the control number received with their proxy card. Please note, however, that this option is intended to be provided as a convenience only, and there is no guarantee this option will be available. The inability to access this option shall in no way impact the validity of the Annual Meeting. To ensure your ability to participate, you may choose the Register in Advance of the Annual Meeting (see option above).

At the meeting, we will ask Shareholders to consider and act upon the following matters:

1.         To elect one Class III director to serve until the next meeting of stockholders held to elect Class III directors and until their respective successors are elected and qualified;

2.         To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024;

3.         To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on October 23, 2023, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 7, 2023: Our proxy statement and annual report to stockholders are both available on-line at http://www.nai-online.com/our-company/investors/.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by Internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by Internet will further help us reduce the costs of solicitation. A pre-addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so. Please see “What is the effect of not casting my vote?” under “Voting Information” in the accompanying proxy statement.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, you must register by following the instructions contained in this proxy statement.

By Order of the Board of Directors

Mark A. LeDoux

Chair of the Board and Chief Executive Officer

1535 Faraday Avenue, Carlsbad, California 92008, (760) 736-7700 - October 26, 2023

NATURAL ALTERNATIVES INTERNATIONAL, INC.

1535 Faraday Avenue

Carlsbad, California 92008

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (the “Company” or “we,” “our,” or “us”), for use at the Annual Meeting of Stockholders to be held on Friday, December 7, 2023, at 11:00 a.m. Pacific time, and at any adjournment or postponement thereof (the “Annual Meeting”). The meeting will be held virtually. We expect to mail this proxy statement and the enclosed proxy card on or about November 6, 2023 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to attend the Annual Meeting online, listen to the meeting, and submit your questions during the meeting by visiting https://meetnow.global/MTN9ADW. You also will be able to vote your shares online when attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

The online meeting will begin promptly at 11:00 AM Pacific Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you own your shares through our transfer agent, Computershare, follow the instructions on your proxy card to access the meeting. No advance registration is necessary.

If you do not hold your shares with our transfer agent Computershare, you have two options to attend the Annual Meeting.

1)

Registration in advance of the Annual Meeting

To register, submit proof of your Natural Alternatives International common stock holdings along with your name and email address to our transfer agent by email to: legalproxy@computershare.com, or by mail to Computershare, Natural Alternatives International, Inc., Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

2)

Registration at the Annual Meeting

You may register online at the Annual Meeting to attend, ask questions, and vote. We expect that the vast majority will be able to fully participate using the control number received with their proxy card. Please note, however, that this option is intended to be provided as a convenience, and there is no guarantee this option will be available for everyone. The inability to access this option shall in no way impact the validity of the Annual Meeting. You may choose the Register in Advance of the Annual Meeting (see option above).

Who can vote?

You may vote if you were a stockholder of record as of the close of business on October 23, 2023. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of October 23, 2023, 6,088,813 shares of our common stock, par value $0.01 per share, were issued and outstanding, net of 3,240,593 treasury shares.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of October 23, 2023, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow Mark A. LeDoux, the Chair of our Board of Directors and Chief Executive Officer of the Company, and Kenneth E. Wolf, the President, Chief Operating Officer, and Secretary of the Company to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by Internet or by mail. Shares held in street name may be voted by telephone or by Internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by Internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You may also send a written notice of revocation to Natural Alternatives International, Inc., 1535 Faraday Avenue, Carlsbad, California 92008, Attention: Kenneth Wolf, Secretary.

Can I vote at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the virtual meeting and vote your shares during the virtual meeting, you will need to provide a written notice of revocation to the Inspector of Elections at the meeting before your proxy is voted. If you do not attend the annual meeting, you may nonetheless vote your shares by telephone, by internet, or by signing, dating, and returning the enclosed proxy card.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but broker non-votes are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of directors or any other proposed matter. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

Stockholders of record who are present in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote on the proposals. Accordingly, a properly executed proxy marked “ABSTAIN” or “WITHHOLD” with respect to any matter will not be voted, will have no effect on the outcome of the election of directors, and will have the same effect as a vote “AGAINST” any other proposed matter.

What is the effect of not casting my vote?

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Regulations have changed to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

How many votes are required to approve each of the proposals?

For the election of the Class III director, a plurality of the votes is required for the election of the director. This means that the candidate who receives the most votes will be elected to the available Class III position on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve all of the other proposals.

As of October 23, 2023, our executive officers and directors were entitled to vote 1,257,239 shares, or approximately 20.6% of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote “for” the election of the nominee for Class III director, and “for” Proposal 2.

You will not have any rights of appraisal or similar dissenter’s rights with respect to any matters to be acted upon at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for any such services.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for our overall management. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, one Class II director, and one Class III director. Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class III director is currently serving a term that is due to expire at the Annual Meeting. The Class I Directors are currently serving a term that is due to expire at our 2024 Annual Meeting and the Class II Director is currently serving a term that is due to expire at our 2025 Annual Meeting.

The name, age, positions held with the Company, and term of office of each of our current directors are shown below.

Name	Age	Positions Held	Class	Director Since
Alan G. Dunn	68	Director	II	2004
Mark A. LeDoux	69	Director, Chair of the Board and Chief Executive Officer	I	1986
Laura Kay Matherly	59	Director	III	2019
Guru Ramanathan	59	Director	I	2021

The business experience and principal occupations of each of our current directors are described below.

Alan G. Dunn

Mr. Dunn has been a member of both the Human Resources and Audit Committees of the Board of Directors since December 2005. Mr. Dunn was appointed to the Nominating Committee on September 17, 2021. Mr. Dunn is currently the Chair of the Audit Committee and the Nominating Committee. Mr. Dunn has been the President of GDI Consulting & Training Company (a manufacturing industry consulting firm focusing on cost and process improvement, productivity improvement and operational transformations) and the Chairman of its parent company, Gerald E. Dunn, Inc., since 1980. He currently serves as a director (since 2000) and the Chairman of the Compensation Committee (since 2003) and the Chairman of the Audit Committee (since July 2010) of Idaho Asphalt Supply Company, a privately held company. Formerly, he served as a director of TMI Products (2006-2008), a director and a member of the Compensation Committee of Tools & Metals, Inc. (2000-2004), a director of Air Logistics Corporation (1998-2003), a director of Bystrom Bros., Inc. (2004-2006), and a director of R.W. Lyall Company (1997-2000), each a privately held company, and a director of Tomorrow’s Morning, Inc. (1995-1998), a company that went public in 1998. Mr. Dunn served on the Board of Directors of ASCM (previously APICS from 2012-2015), a 501(c) (6) professional association for global supply chain professionals. He served as Chairman of ASCM in 2015. Mr. Dunn received a bachelor's degree from California State University at Fullerton.

We believe Mr. Dunn’s qualifications to continue to serve on our Board of Directors include his substantial prior service on our Board of Directors and his extensive knowledge of manufacturing processes and manufacturing operations as a manufacturing industry consultant.

Mark A. LeDoux

Mr. LeDoux has been a director and our Chief Executive Officer since 1986, and the Chairman of the Board since 2001. Mr. LeDoux also has served as a director and the Chair of the Board of Natural Alternatives International Europe S.A. (NAIE), our wholly owned subsidiary since its inception in 1999. Previously, he served as President of the Company (1986-1996, 1999-2001, 2009-2015). Mr. LeDoux also served as a director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); and as a director of CellLife Pharmaceuticals International, Inc., director and President of Transformative Health Products, Inc., and as a director and Chief Executive Officer of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a former wholly-owned subsidiary of the Company; and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law. He is a member of the YPO Graduates, the Founding Chairman and a former Director of the International Council for Responsible Nutrition, a past Director and Chairman of the Board of Directors for the Council for Responsible Nutrition, a member of the Board of Directors of the Nutrition Industry Association-West, and a participant of the Codex Alimentarius Commission, the United Nations’ food and dietary supplement standard-setting body under joint supervision of its Food and Agriculture Organization and the World Health Organization. Mr. LeDoux is currently Chairman of the Board of the Natural Products Association where he has been a member since 1980.

We believe Mr. LeDoux’s qualifications to continue to serve on our Board of Directors include his extensive industry, technical and Company knowledge, his experience as one of our founders and his long service as a director and executive officer of the Company.

Laura Kay Matherly

Ms. Matherly was elected as a director at our annual meeting in 2019, has been a member of the Human Resources Committee since 2020, and was appointed Chair of the Human Resources Committee, and appointed to serve on the Nominating Committee on September 17, 2021. Ms. Matherly was appointed to the Audit Committee in June 2021. Ms. Matherly is a Senior Vice President of Comerica Bank in San Diego and has been involved in the commercial banking and wealth management industry for over thirty years. She previously held many positions with Wells Fargo Bank, N.A. and MUFG Union Bank, from November 1987 to July 15, 2019. Prior to her current position for the previous five years, she was Senior Vice President and Regional Manager of the North San Diego Regional Commercial Banking Office of Wells Fargo Bank N.A. Previously, she was Senior Vice President and Managing Director of the San Diego Wealth Management Group of MUFG Union Bank. Prior to joining MUFG Union Bank, Ms. Matherly was Senior Vice President and Regional Sales Development Manager for Wells Fargo Bank N.A. providing sales coaching and management of 30+ Regional Private Bankers in San Diego, Temecula and Inland Empire. She has also held senior leadership positions in Commercial Banking in Orange County and Los Angeles with Wells Fargo. Ms. Matherly has experience in investments, estate planning, private banking, mergers and acquisitions, syndicated loan transactions, interest rate hedging, various accounting transactions and financial statement analysis, troubled debt restructuring, bankruptcy proceedings, compensations plans, strategic sales leadership and retail banking. Ms. Matherly previously held Finra Series 24, 7, 66 Securities broker licenses, and a California Life Insurance license. She has been a director of the Boys and Girls Clubs of Carlsbad from June 2002 to the present, and was President of the Junior League of Orange County, California Inc. and a Board member from June 1997 to June 2001. Ms. Matherly graduated from The Ohio State University with a Bachelor of Science in Business Administration - Finance in March 1987.

We have had a credit facility with Wells Fargo for many years. For several years Ms. Matherly managed the Wells Fargo group in charge of the commercial banking relationship with the Company which included a Line of Credit, deposits, foreign exchange transactions and other customary banking services.

We believe Ms. Matherly's qualifications to serve on our Board of Directors include her prior service on our Board of Directors, her knowledge of the Company and of banking practices and leadership skills as a current and former officer of two banks, her past involvement as one of our bankers, and her long history of involvement in the business and local community in Southern California and specifically in Carlsbad, California where our corporate offices are located.

Guru Ramanathan

Dr. Ramanathan was appointed to a vacant seat on the Board, and was also appointed to the Audit, Human Resources and Nominating Committees of the Board on September 17, 2021.

He is President of Global Healthcare Innovation Advisory Services company, currently serving on Corporate and Advisory Board’s for established and early-stage companies in Global Food, Nutrition, Pharma, OTC, Digital Health and Primary Care Medicine industry sectors. He is very active in Nutrition Industry initiatives having been a founding member and current Chairman of the ‘Supplement Safety & Compliance Initiative’ (SSCI). He currently serves on CRN’s OWL Registry advisory board, as well as the Southwest College of Naturopathic Medicine’s Advisory Board.

Dr. Ramanathan is an Adjunct Professor at Pennington Biomedical Research Center in Baton Rouge Louisiana.

Dr. Ramanathan is a globally recognized expert on Innovation Management and his advisory concentrations include Scientific Affairs, Regulatory Compliance, Quality Assurance and Control, Clinical Trials Design & Management, Technology Acquisition, Alliance Management, Product Development and Manufacturing in the Global Health and Wellness Industry

Dr. Ramanathan’s industry experience spans Clinical care, Pharma, Consumer health, Animal health and the Retail sectors. His most recent appointment was with Pittsburgh based General Nutrition Corporation (GNC) as its Chief Innovation Officer, Senior Vice President and Member of the Executive Committee. Prior to that Dr. Ramanathan was a Senior Director for the US subsidiaries of Nutricia (Danone). Before this he was Medical Director for the US subsidiary of Scotia Pharmaceuticals. He has also held various industry consulting, research and teaching appointments in India and the US.

Dr. Ramanathan previously served on the Board of Directors of GNC-IVC Nutra Manufacturing JV, and for ten years on the Board of Prismic Pharmaceuticals until it was acquired by FSD Pharma. In addition to the Company, he presently serves on the Board of Directors of Nuritas Ltd., Nemysis Ltd. and Dutch Medical Food B.V.

Dr. Ramanathan holds an MBA from Duke University’s Fuqua School of Business focused on global business practices. He earned his Ph.D. from Tufts University in Healthcare Innovation Management.

We believe Dr. Ramanathan’s qualifications to continue to serve on our Board of Directors include his extensive industry, experience in product design, manufacturing and distribution, and as an executive.

Board Meetings

The Board of Directors held five meetings during the fiscal year ended June 30, 2023. During the fiscal year ended June 30, 2023, all members of the Board of Directors attended all of the meetings held by the Board of Directors, and all of the members of each of the committees of the Board of Directors attended all of the meetings of each of the committees on which they served.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of four members, three of whom are independent. The remaining member, Mr. LeDoux, is our founder, Chief Executive Officer and largest stockholder. Mr. LeDoux also serves as the Chair of our Board of Directors. We do not have a lead independent director. At our Company the position of Chair of our Board of Directors is not a Company officer as a result of being the Chair of our Board. The Chair presides over meetings of the Board of Directors but in the capacity as a member of the Board of Directors. The Chair of our Board of Directors does not possess any other rights or responsibilities as a result of being the Chair that differ from the other members of the Board of Directors. Mr. LeDoux is an officer of the Company due his being the CEO. We believe a four-member board, three of whom are independent members, is acceptable, if not ideal for the size and operations of our Company. The Board of Directors has Audit, Human Resources and Nominating Committees as described in more detail below. Our Board of Directors is principally responsible for providing risk oversight of the Company. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole and through the Board committees that address risks inherent in their respective areas of oversight. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Human Resources Committee assists the Board of Directors with oversight of risk management in the areas of compensation policies and practices. The Nominating Committee assists the Board of Directors concerning organization, membership and structure of the Board of Directors, and facilitating the annual Board assessment process, as well as recommending to the Board the appointment of officers.

Independence

Nasdaq rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that three of our four directors are independent under the listing standards of the Nasdaq Stock Market. The members we have determined to be independent are Ms. Matherly and Messrs. Dunn and Ramanathan.

Hedging

Our Corporate Disclosure and Insider Trading Policy (among other requirements) prohibits our officers, directors and employees from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, and buying and selling Company securities on the same day.

Board Committees

Our Board of Directors has an Audit Committee, a Human Resources Committee, which includes the functions of a compensation committee, and a Nominating Committee. Membership on each committee is limited to independent directors as defined under the listing standards of the Nasdaq Stock Market. In addition, members of the Audit Committee also meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (“SEC”). The members of the committees of our Board of Directors are as follows:

Audit Committee	Human Resources Committee	Nominating Committee
Alan G. Dunn (Chair)*	Laura Kay Matherly (Chair)	Alan G. Dunn (Chair)
Laura Kay Matherly*	Alan G. Dunn	Laura Kay Matherly
Guru Ramanathan	Guru Ramanathan	Guru Ramanathan

*	The Board of Directors has determined that Mr. Dunn and Ms. Matherly are each an “audit committee financial expert” as defined by applicable rules adopted by the SEC.

During the fiscal year ended June 30, 2023, the Audit Committee held four meetings, the Human Resources Committee held two meetings, and the Nominating Committee held one meeting.

Audit Committee. The Audit Committee operates under a charter adopted by the Board of Directors in 2009. The Audit Committee charter is available on our website at www.nai-online.com. The general function of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to our accounting, reporting and financial practices, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and recommending matters to the Board of Directors but does not have authority to make final decisions except as set forth in the Audit Committee’s charter.

Human Resources Committee. The Human Resources Committee operates under a charter adopted by the Board of Directors in September 2015. The Human Resources Committee charter is available on our website at www.nai-online.com. The primary purpose of the Human Resources Committee is to oversee our overall compensation and incentive compensation programs for our executive officers and certain other key personnel. The Human Resources Committee is responsible for reviewing and recommending matters to the Board of Directors, which may be based on recommendations from our management, but the Committee does not have authority to make final decisions except with respect to our incentive compensation plans as described below or as otherwise set forth in the committee’s charter. Among other things, the Human Resources Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our officers and certain other personnel including salary, bonuses, other cash or stock awards under our incentive compensation plans as in effect from time to time, our retirement programs and plans and other compensation. The Committee is responsible for evaluating the performance of our Officers and making recommendations to the Board of Directors concerning the compensation of our officers. The Human Resources Committee may engage the services of an independent compensation and benefits consulting company when the Committee deems appropriate to conduct a survey and review of our compensation programs as compared to other similarly situated companies taking into account, among others, industry, size and location.

Nominating Committee. The Nominating Committee operates under a charter adopted by the Board of Directors in September 2009. The Nominating Committee charter is available on our website at www.nai-online.com. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets Nasdaq and/or SEC requirements relating to independence and/or financial expertise, as applicable, and whether the candidate meets our desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting our business strategies, financial and operational performance and corporate governance practices. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to us in light of all the circumstances.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to Natural Alternatives International, Inc., 1535 Faraday Avenue, Carlsbad, California, 92008, Attn: Corporate Secretary. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors. The Corporate Secretary will review the communications received from stockholders at the above designated address on a regular basis and if they are relevant to our operations and policies, they will be copied and forwarded to the appropriate director or directors as expeditiously as reasonably practical. By way of example, communications that are unduly hostile, threatening, obscene, illegal or similarly inappropriate will not be forwarded to any director. Matters deemed to be trivial in the sole discretion of the Corporate Secretary will be delivered to the appropriate director or directors at the next regularly scheduled meeting of the Board of Directors. The Corporate Secretary will periodically provide the Board of Directors with a summary of all communications received that were not forwarded and will make those communications available to any director upon request. The Board of Directors will determine whether any communications sent to the Board of Directors should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted.

Attendance at Annual Meetings

The members of the Board of Directors are encouraged, but not required, to attend each of our annual meetings of stockholders. It may not be possible or practical, in light of other business commitments of the directors, for all of the members of the Board of Directors to attend all of our annual meetings of stockholders. At our most recent annual meeting of stockholders held on December 2, 2022, all of the members of our Board of Directors were present.

PROPOSAL 1

ELECTION OF A CLASS III DIRECTOR

Nominee

At the Annual Meeting, one director is to be elected in Class III, to serve until the next meeting of stockholders held to elect directors in Class III and until their respective successors are elected and qualified or their earlier death, resignation, or removal. The Board of Directors proposes the election of the nominee named below, who currently serves as a member of our Board of Directors in Class III.

Unless authorization to do so is withheld, proxies received will be voted “for” the nominee named below. If the nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. The person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe the nominee will be unable to serve.

Our Board of Directors proposes the election of the following nominee as the Class III member of our Board of Directors:

Laura Kay Matherly

Our Board of Directors unanimously recommends you vote “FOR” the election of the nominee as a director of the Company in Class III.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and approved Haskell & White LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2024. One or more representatives of Haskell & White LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions and to make a statement if they desire to do so. Haskell & White LLP was first appointed to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

Audit Fees

Our independent registered public accounting firm, Haskell & White LLP, billed us aggregate fees in the amount of $229,000 for the fiscal year ended June 30, 2023, and $216,000 for the fiscal year ended June 30, 2022, in each case for professional services rendered in connection with the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services provided in connection with our regulatory filings.

Audit-Related Fees

There were no fees for the fiscal year ended June 30, 2023, billed to us by Haskell & White LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not included under “Audit Fees.” There were no audit-related fees billed to us by Haskell & White LLP for the fiscal year ended June 30, 2022.

Tax Fees

There were no tax fees billed to us by Haskell & White LLP during the fiscal years ended June 30, 2023, and June 30, 2022.

All Other Fees

There were no other fees billed to us by Haskell & White LLP for products and services provided during the fiscal years ended June 30, 2023, and June 30, 2022.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit and permissible non-audit services performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Certain non-audit services do not require pre-approval. Non-audit services which do not require preapproval must meet the following qualifications: i) have aggregate non-audit fees less than 5% of total audit fees paid to the independent registered public accounting firm; ii) such services were not recognized by the Company at the time of engagement to be non-audit services; and iii) such services are promptly brought to the attention of the Committee and approved before completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, who would then be required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In granting pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, as well as whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. For the fiscal year ended June 30, 2023, all of the audit and non-audit services described herein were approved pursuant to these policies and procedures, as adopted by the Audit Committee, and none of the services were approved by the Audit Committee pursuant to a waiver of pre-approval, as contemplated by Regulation S-X, Rule 201(c)(7)(i)(C).

Audit Services. The annual audit services engagement terms and fees are subject to specific pre-approval by the Audit Committee. Audit services include the annual financial statement audit and quarterly reviews, subsidiary audits, and other services necessary for the auditors to form an opinion on our consolidated financial statements. The Audit Committee monitors the audit services engagement no less frequently than quarterly and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items. In addition, the Audit Committee may grant pre-approval to other audit services, which include statutory or financial audits for our subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings.

Audit-Related Services. The Audit Committee may grant pre-approval of audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-related services include due diligence services pertaining to any potential business acquisitions or dispositions, consultations related to accounting, financial reporting or disclosure matters not classified as audit services, assistance with the implementation of new accounting and financial reporting rules and guidance, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. To the extent we retain our independent registered public accounting firm to provide tax services, the Audit Committee may grant general pre-approval for those tax services that historically have been provided by its independent registered public accounting firm and that the Audit Committee has reviewed and determined would not impair the independence of the auditor. Generally, tax services involving large and complex transactions must be specifically pre-approved by the Audit Committee. For quite a few years we have exclusively used another firm of Certified Public Accountants to provide tax services and have not relied for tax services upon the independent registered public accounting firm that provides our audit and audit related services.

Other Services. The Audit Committee may grant general pre-approval to those permissible non-audit services that it determines are routine and recurring services and that would not impair auditor independence. All other services not otherwise classified above must be specifically pre-approved by the Audit Committee.

Procedures. All services proposed to be provided by our independent registered public accounting firm that require pre-approval by the Audit Committee are submitted to the Audit Committee or its delegated member by both the independent registered public accounting firm and our Chief Financial Officer. All services proposed to be provided by our independent registered public accounting firm are submitted to our Chief Financial Officer, who determines whether such services are included within those that have received pre-approval by the Audit Committee. The Chief Financial Officer is responsible for monitoring the performance of the services provided by the independent registered public accounting firm, determining whether such services are in compliance with the Audit Committee’s pre-approval policies, and reporting the results of his monitoring on a periodic basis to the Audit Committee.

Effect of Ratification

Ratification by stockholders of the selection of Haskell & White LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate practice, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If stockholders fail to ratify the selection of Haskell & White LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

OUR EXECUTIVE OFFICERS

The Board of Directors appoints the executive officers of the Company who are responsible for administering our day-to-day operations. The name, age, positions held with the Company, and term of office of each of our executive officers are shown below.

			Officer
Name		Positions Held	Since
Mark A. LeDoux	69	Director, Chairman of the Board and Chief Executive Officer	1986
Kenneth E. Wolf	62	President, Chief Operating Officer and Secretary	2008
Michael E. Fortin	46	Chief Financial Officer	2015

The business experience and principal occupations of each of our executive officers are described below.

Mark A. LeDoux

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, and the Chairman of the Board since 2001. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE), our wholly owned subsidiary since its inception in 1999. Previously, he served as President of the Company (1986-1996, 1999-2001, 2009-2015). Mr. LeDoux also served as a director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); and as a director of CellLife Pharmaceuticals International, Inc., director and President of Transformative Health Products, Inc., and as a director and Chief Executive Officer of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a former wholly-owned subsidiary of the Company; and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law. He is a member of the YPO Graduates, the Founding Chairman and a past Director of the International Council for Responsible Nutrition, a past Director and Chairman of the Board of Directors for the Council for Responsible Nutrition, a member of the Board of Directors of the Nutrition Industry Association-West, and a participant of the Codex Alimentarius Commission, the United Nations’ food and dietary supplement standard-setting body under joint supervision of its Food and Agriculture Organization and the World Health Organization. Mr. LeDoux is currently Chairman of the Board of the Natural Products Association where he has been a member since 1980.

Kenneth E. Wolf

Mr. Wolf has been our President since October 2015, our Chief Operating Officer since June 2010, and our Secretary since February 2009. Mr. Wolf previously served as our Chief Financial Officer from February 2008 through September 2015. Before joining the Company, Mr. Wolf was Chief Financial Officer, Treasurer and Corporate Secretary for Phoenix Footwear Group, a publicly-traded, multi-brand footwear and accessories company that had $140 million in annual sales and for which Mr. Wolf managed a staff of 30 employees (2003-2007); an independent consultant for various San Diego-based companies where he performed interim Chief Financial Officer responsibilities (2002); and Senior Vice President-Finance/Controller for Callaway Golf Company, a premium consumer goods company listed on the New York Stock Exchange that had $1.0 billion in annual sales and for which Mr. Wolf managed a staff of 50 employees (1992-2001). Mr. Wolf received his Certified Public Accountant license from the State of California and a Bachelor of Science in Business Administration-Accounting from California State University in Fresno, California.

Michael E. Fortin

Mr. Fortin has been our Chief Financial Officer since October 2015. Prior to his appointment as Chief Financial Officer, Mr. Fortin was our Director of Accounting and SEC Reporting from April 2008 to September 2015. Before joining the Company, Mr. Fortin was the Director of Finance for K2 Licensed Products, a subsidiary of Jarden Corporation, a consumer products company specializing in licensed sporting goods that had $30 million in annual sales and for which Mr. Fortin managed a staff of 6 employees (2006-2008); Manager - Financial Accounting Operations for HSBC Auto Finance, a subsidiary of HSBC Bank USA, specializing in subprime auto lending that had $1.5B in annual revenues and for which Mr. Fortin managed a staff of 4 employees (2003-2006); and Audit Senior for Arthur Andersen LLP and KPMG LLP (1999-2003). Mr. Fortin received his Certified Public Accountant license from the State of California and a Bachelor of Science in Business Administration-Accounting from San Diego State University, California.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by our directors and executive officers, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of October 23, 2023.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership (1)		Percent of Common Stock Outstanding (2)
Caldwell Sutter Capital, Inc.	465,938	(3)	7.7%

Dimensional Fund Advisors LP
Palisades West, Building One, 6300 Bee Cave Road
Austin, TX 78746	512,652	(4)	8.4%

Renaissance Technologies LLC
800 Third Avenue
New York, New York 10022	374,598	(5)	6.2%

Alan G. Dunn, Director	75,211	(6)	1.2%

Michael E. Fortin, Chief Financial Officer	50,723	(7)	*

Mark A. LeDoux, Chairman of the Board and Chief Executive Officer	967,719	(8)	15.9%

Laura Kay Matherly, Director	18,000	(6)	*

Guru Ramanathan	14,000	(9)	*

Kenneth E. Wolf, President and Chief Operating Officer	131,586	(10)	2.2%

All directors and executive officers as a group (six persons)	1,257,239		20.6%

*	Less than 1%.

[1]

A person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through the exercise of stock options). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

[2]

The percentages shown are calculated based on the number of shares of our common stock outstanding plus, for each person or group, any shares that person or group has the right to acquire within 60 days of October 23, 2023. As of October 23, 2023, there were 6,088,813 shares of our common stock outstanding, net of 3,240,593 treasury shares.

[3]

As reported by Caldwell Sutter Capital, Inc. on Schedule 13G filed by Caldwell Sutter Capital, Inc. with the SEC on February 10, 2023. Represents the aggregate number of shares of common stock held by certain advisory clients of Caldwell Sutter Capital, Inc., a broker dealer and investment advisor registered under Section 203 of the Investment Advisors Act of 1940. As an investment advisor, Caldwell Sutter has limited power of attorney to execute transactions on behalf its clients and may be deemed to have dispositive power and be the beneficial owner of the shares reported herein.

[4]

As reported by Dimensional Fund Advisors LP on Schedule 13G-A filed by Dimensional Fund Advisors LP with the SEC on February 10, 2023. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The foregoing is based entirely on the statements of Dimensional Fund Advisors LP as set forth in its Schedule 13G filing.

[5]	As reported by Renaissance Technologies LLC on Schedule 13G filed by Renaissance Technologies LLC with the SEC on February 13, 2023.

[6]	Includes 12,999 restricted shares of common stock that are subject to vesting and forfeiture.

[7]	Includes 20,499 restricted shares of common stock that are subject to vesting and forfeiture.

[8]	Includes 28,666 restricted shares of common stock that are subject to vesting and forfeiture.

[9]	Includes 11,666 restricted shares of common stock that are subject to vesting and forfeiture.

[10]	Includes 24,666 restricted shares of common stock that are subject to vesting and forfeiture.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last two fiscal years ended June 30.

SUMMARY COMPENSATION TABLE FOR FISCAL-YEAR ENDED JUNE 30,
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]		Option Awards ($)	Deferred Cash Awards($)[2]		All Other Compensation ($)[3]	Total ($)

Mark A. LeDoux	2023	493,269	120,250	132,900	(1)	—	115,000	(2)	53,734	915,154
Chief Executive Officer	2022	472,500	170,250	165,900	(2)	—	80,000	(2)	65,614	954,265

Kenneth E. Wolf	2023	467,308	117,750	115,180	(1)	—	83,000	(2)	44,863	828,101
President and Chief Operating Officer	2022	447,500	160,250	143,780	(1)	—	53,000	(2)	48,737	853,268

Michael E. Fortin	2023	311,539	75,250	97,460	(1)	—	51,000	(2)	51,618	586,867
Chief Financial Officer	2022	297,500	100,250	121,660	(1)	—	26,000	(2)	53,187	598,598

[1]

Restricted shares of our common stock were granted under our 2020 Omnibus Incentive Plan. The fair value of restricted stock shares granted is based on the market price of our common stock on the date of grant. We amortize the estimated fair value of our stock awards to expense over the related vesting periods.

[2]

Deferred cash awards were granted under our Non-Qualified Incentive Plan. To date all deferred cash awards made by the Board of Directors including to these officers, have each been subject to vesting conditions requiring the employee or other recipient to remain employed or maintain their position with us prior to payment of one-third of the award on each of the first three anniversaries of the date of grant.

[3]

Includes matching contributions under our 401(k) plan, 401(k) profit sharing, premiums paid by us for medical and dental insurance, term life insurance, long-term disability, payments for cell phone use and wireless internet access that may be used for both business and personal uses, and certain other benefits.

Employment Agreements

We have employment agreements with Messrs. LeDoux, Wolf and Fortin. Under the terms of each agreement, the officer’s employment is at-will, and the employment may be terminated at any time, with or without cause, by either party. Each officer receives an annual salary, payable no less frequently than bi-weekly, and may receive certain employee benefits available generally to other corporate officers and management employees, including, without limitation, bonus compensation in a manner and at a level determined from time to time in the sole discretion of the Board of Directors, medical, dental, term life, and short and long term disability insurance. We also may invite officers and their spouses to attend Company-related events and generally provide for, or reimburses expenses of, such officers’ and spouses’ travel, food and lodging for attendance at such events.

The annual salaries of Messrs. LeDoux, Wolf and Fortin in effect at July 1, 2023, were:

Annual
Name	Salary
Mark A. LeDoux	$475,000
Kenneth Wolf	$450,000
Michael E. Fortin	$300,000

Under the terms of the employment agreements for Messrs. LeDoux, Wolf and Fortin, each officer is entitled to a severance benefit in the event the officer is terminated without cause in an amount equal to one year’s base salary and continuing group health insurance coverage pursuant to COBRA for twelve months following termination at our expense, provided they execute and deliver to us a general release of claims. If an officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. No officer is entitled to receive a severance benefit if the officer is terminated for cause, or if the officer voluntarily resigns or retires. If an officer is terminated by us without cause upon a change in control, the officer is entitled to receive a severance benefit in an amount equal to two years’ compensation and continuing group health insurance coverage pursuant to COBRA for twelve months following termination at our expense provided they execute and deliver to us a general release of claims. If the officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. In addition, if any officer dies, becomes disabled, or is terminated without cause within three months prior or within twelve months following a change of control, all restricted stock held by the officer become unrestricted.

Restricted Stock Grants

Under our 2020 Omnibus Incentive Plan, we granted restricted stock awards to employees, and non-employee directors which are subject to vesting and forfeiture. During the fiscal year ended June 30, 2023, we granted restricted shares to Messrs. LeDoux, Wolf, and Fortin. Vested shares from awards may be withheld by us to satisfy tax withholding obligations upon vesting.

Deferred Cash Awards

Under our Non-qualified Incentive Plan, we made deferred cash awards to officers, directors, and employees which are subject to vesting and forfeiture. During the fiscal year ended June 30, 2023, we granted deferred cash awards to Messrs. LeDoux, Wolf, and Fortin.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information about unvested restricted stock held by Messrs. LeDoux, Wolf, and Fortin as of June 30, 2023. There were no other stock awards held by such officers as of June 30, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END OF JUNE 30, 2023
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options— # Exercisable	Number of Securities Underlying Unexercised Options— # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark A. LeDoux	—	—	—	—	—	28,666	(1)	206,395	(4)	—	—
Kenneth E. Wolf	—	—	—	—	—	24,666	(2)	177,595	(4)	—	—
Michael E. Fortin	—	—	—	—	—	20,499	(3)	147,593	(4)	__	__

(1)	These restricted shares of common stock are subject to vesting and forfeiture. 47.67% (13,666) vest on March 7, 2024, 34.88% (10,000) vest on March 7, 2025, and 17.44% (5,000) vest on March 7, 2026.

(2)	These restricted shares of common stock are subject to vesting and forfeiture. 47.30% (11,667) vest on March 7, 2024, 35.13% (8,666) vest on March 7, 2025, and 17.57% (4,333) vest on March 7, 2026

(3)	These restricted shares of common stock are subject to vesting and forfeiture. 46.34% (9,500) vest on March 7, 2024, 35.77% (7,333) vest on March 7, 2025, and 17.88% (3,666) vest on March 7, 2026.

(4)	Calculated by multiplying the applicable number of shares by our June 30, 2023, closing stock price of $7.20.

PAY VERSUS PERFORMANCE

Our Human Resources Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2023 fiscal year. The amounts in the table below are calculated in accordance with SEC rules and [may] [do] not represent amounts actually earned or realized by our named executive officers. As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial and operational performance of the Company for each of the last two completed fiscal years. In determining the “compensation actually paid” or realized compensation (“CAP”) to our Executive Officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table above.

Pay Versus Performance Table

The following Pay Versus Performance table sets forth information for the Company's Principal Executive Officer ("PEO"), Mark A. LeDoux for our fiscal years ended June 30, 2023, and 2022, as required by Item 402 of SEC Regulation S-K.

Year	Summary Compensation table total for PEO ($)	Compensation actually paid to PEO ($)(1)	Average summary compensation table total for non-PEO NEOs ($)	Average compensation actually paid to non-PEO NEOs ($)(1)	Value of initial fixed $100 investment based on Total Shareholder Return ($)	Net income ($ in thousands)
2023	915,154	832,283	571,943	521,213	(31.03)	2,522
2022	954,265	828,147	589,590	520,537	(37.97)	10,712

In our fiscal 2023 and 2022, Mark A. LeDoux was our Principal Executive Officer (“PEO”). In 2023, our remaining Non-PEO Named Executive Officers ("NEOs") were Kenneth E. Wolf President, Chief Operating Officer, and Secretary, Michael E. Fortin, Chief Financial Officer, James Gause, Vice President of Operations, and Andrea Lester, Vice President of Global Quality. In 2022, our remaining Non-PEO Named Executive Officers ("NEOs") were Kenneth E. Wolf President, Chief Operating Officer, and Secretary, Michael E. Fortin, Chief Financial Officer, James Gause, Vice President of Global Operations, and Gene Quast, Vice President of Global Sales.

Our Human Resources Committee believes the PEO's base salary reflects the value of the executive position and attributes the PEO brings to the Company, including tenure, experience, skill level and performance. No specific weights have been assigned to those factors. The Human Resources Committee periodically reviews the salaries of the PEO and NEOs and adjusts them as needed to maintain market positioning and consistency with other similarly situated executive officers and their evolving responsibilities.

Bonus payments when made have not been tied to any financial performance measure and have been and are planned to continue to be discretionary based on the evaluation of each individual's performance, change in responsibilities, their potential to contribute to the success of the Company, and the performance of the Company.

(1) Compensation Actually Paid was calculated beginning with each individual's total compensation reported in the Summary Compensation Table above, and the following amounts were deducted from and added to such amounts:

	PEO		Non-PEO Named Executive Officer Average
	2023	2022	2023	2022
Summary Compensation Table	915,154	954,265	571,943	589,590
Deduction for amounts reported under the "Stock Awards" column in the Summary Compensation Table for applicable year	(132,900)	(165,900)	(84,170)	(105,070)
Increase based on ASC 718 fair value of awards granted during applicable fiscal year that remain unvested as of applicable fiscal year end, determined as of applicable year end	108,000	156,600	68,400	99,180
Deduction/increase for awards granted during prior fiscal year that were outstanding and unvested as of applicable fiscal year end, determined based on change in ASC 718 fair value from prior fiscal year end to applicable fiscal year end	(44,278)	(46,858)	(26,862)	(25,025)
Deduction/increase for awards granted during the prior fiscal year that vested during applicable fiscal year, determined based on change in ASC 718 fair value from prior fiscal year end to vesting date	(13,693)	(69,960)	(8,098)	(38,138)
Deduction for awards granted during a prior fiscal year that were forfeited during the applicable fiscal year, determined based on the ASC 718 fair value from prior fiscal year end	-	-	-	-
Compensation Actually Paid	832,283	828,147	521,213	520,537

All information provided above under the "Pay Versus Performance" heading will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Each of the non-employee directors (Messrs. Dunn and Ramanathan, and Ms. Matherly) receive an annual retention fee of $10,000, and a fee of $1,000 for each board of directors meeting and each committee of the board of directors meeting such director attends. The $1,000 paid for each board and committee meeting a director attends applies to both regular and special meetings of the board and of each of the board committees, including any regular or special meetings of the board or a committee held via teleconference, unless otherwise expressly determined by the Board on a case by case basis. The annual retention fee is paid in advance at the beginning of each year of a director’s term, which is determined to commence on the date of the annual meeting held to elect any class of directors and to continue until the next annual meeting of stockholders held to elect any class of directors. Options and other equity awards may be granted to directors on a discretionary basis. Mr. LeDoux receives no additional compensation for serving as a director. Directors are reimbursed for travel and other expenses incurred in connection with attending board and board committee meetings. We may invite directors and their spouses to attend Company-related events and generally we provide for, or reimburses expenses of, such directors’ and spouses’ travel, food and lodging for attendance at such events. The table below provides information about the compensation of our currently sitting non-employee directors during the fiscal year ended June 30, 2023.

DIRECTOR COMPENSATION TABLE FOR FISCAL-YEAR ENDED JUNE 30, 2023
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Deferred Cash Awards ($)(2)	All Other Compensation ($)	Total ($)
Alan G. Dunn	22,000	62,020	37,000	—	121,020
Laura Kay Matherly	22,000	62,020	37,000	—	121,020
Guru Ramanathan	22,000	62,020	37,000	—	121,020

(1)

During the fiscal year ended June 30, 2023, we granted each of the above directors serving on the Board during the fiscal year shares of restricted common stock that are subject to vesting and forfeiture. Each was granted 7,000 shares on March 7, 2023; of which 2,334 vest on March 7, 2024, 2,333 vest on March 7, 2025, and 2,333 vest on March 7, 2026. The value of the restricted stock award is based on the market price of our common stock on the date of grant. We amortize the estimated fair value of our stock awards to expense over the related vesting periods.

(2)

Deferred cash awards were made by the Board of Directors on March 7, 2023, each subject to vesting conditions requiring the non-employee director recipients to remain serving as a member of the Board of Directors prior to payment of one-third of the award on each March 7th commencing March 7, 2024 (March 7, 2025, and 2026). Each non-employee director received a deferred cash award of $37,000 subject to these vesting conditions.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders as of June 30, 2023. As of June 30, 2023, we had one equity compensation plan, the 2020 Omnibus Incentive Plan approved by stockholders at the annual stockholder meeting held December 4, 2020 (the “2020 Plan”).

Plan Category	Number of shares to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in columns (a)
Equity compensation plans approved by stockholders		(1)	$	N/A	349,377	(1)
Equity compensation plans not approved by stockholders	N/A			N/A	N/A
Total			$	N/A	349,377

(1)

Upon approval of the 2020 Plan, we had no other equity incentive plan. The shares shown above remaining available for future issuance are pursuant to the 2020 Plan net of 350,623 shares of restricted stock issued pursuant to the 2020 Plan, of which a portion remains subject to vesting and forfeiture.

CLAWBACK POLICY

In September 2023, our Board of Directors adopted a clawback and forfeiture policy. The policy covers all current and former executive officers of the Company. Pursuant to the policy, the Board of Directors may in its sole discretion seek to recover certain cash and/or equity-based incentive compensation that is approved, awarded, or granted to a covered executive on or after September 15, 2023, if there is a material negative restatement of our financial statements.

CODE OF ETHICS

We have adopted a Code of Business Behavior and Conduct that applies to all of our employees and directors, including all of our officers and our non-employee directors. The Audit Committee periodically reviews the policy and our compliance with the policy. A copy of our Code of Business Behavior and Conduct is posted on our website at www.nai-online.com. Our Code of Business Behavior and Conduct is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of Section 16(a) reports provided to us during the fiscal year ended June 30, 2023, all required Section 16(a) reports applicable to our directors, and executive officers were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Audit Committee’s charter, the Audit Committee conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company may not enter into a related party transaction unless the transaction is approved by the Audit Committee. A transaction is considered a “related party transaction” if the transaction would be required to be disclosed herein pursuant to Item 404 of Regulation S-K. No related party transactions are currently anticipated or proposed.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2023, with the Company’s management, and discussed with Haskell & White LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees”. The Audit Committee received the written disclosures from Haskell & White LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with audit committees concerning independence and discussed with Haskell & White LLP its independence. Based on the Audit Committee’s above described review and discussions, on September 15, 2023, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2023, be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.

Members of the Audit Committee
Alan G. Dunn, Chair Laura Kay Matherly Guru Ramanathan

The Audit Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (“2023 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2023 Annual Report free of charge to any stockholder upon written request to the Secretary of the Company at 1535 Faraday Avenue, Carlsbad, California 92008. The 2023 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2023 Annual Report, and any later information we file with the SEC and other publicly available information.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on August 10, 2024. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Restated Certificate of Incorporation, to be properly brought before an annual meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present. To be timely, we must receive the notice at least 60 days before the original scheduled meeting date. However, if we provide less than 70 days’ notice or prior public disclosure of the meeting date, to be timely we must receive the notice before the close of business on the 10th day following the earlier of the day on which we mailed notice of the meeting date or the day on which we publicly disclosed the meeting date. To be in proper form, the notice must be in writing and include the specified information set forth in Article Fifteenth of our Restated Certificate of Incorporation.

All proposals and notices should be sent by certified mail, return receipt requested, to Natural Alternatives International, Inc., 1535 Faraday Avenue, Carlsbad, California 92008, Attn: Mr. Kenneth Wolf, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

DELIVERY OF PROXY MATERIALS TO STOCKHOLDERS WITH THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are our Stockholders may be “householding” our proxy materials. A single Proxy Statement may be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. If you currently receive multiple copies of the Proxy Statement and annual report at your addresses and would like to request “householding” of your communications, you should contact your broker.

Please note that only one Proxy Statement and annual report may be delivered to two or more Stockholders who share an address, unless the Company has received instructions to the contrary. To request a separate copy of this Proxy Statement and annual report or for instructions as to how to request a separate copy of this document and annual report or as to how to request a single copy if multiple copies of this document and annual report are received, Stockholders should contact the Company at the address and phone number set forth below.

Requests should be directed to the Company at 1535 Faraday Avenue, Carlsbad, California 92008. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

By Order of the Board of Directors

Carlsbad, California

October 26, 2023

NATURAL ALTERNATIVES INTERNATIONAL, INC.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/NAII** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NAII

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

	For	Withhold
01 - Laura Kay Matherly (Class III)	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03W7VA

The 2023 Annual Meeting of Stockholders of Natural Alternatives International, Inc. will be held on December 7, 2023 at 11:00am Pacific Standard Time, virtually via the internet at https://meetnow.global/MTN9ADW.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: https://www.nai-online.com/our-company/investors/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NAII

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NATURAL ALTERNATIVES INTERNATIONAL, INC.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — December 7, 2023

Mark A. LeDoux and Kenneth E. Wolf, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Natural Alternatives International, Inc., to be held on December 7, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.